Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment on Form S-8 to the Registration Statement (No. 333-176601) on Form S-4 of Ecolab Inc. of our report dated February 26, 2010 with respect to the consolidated financial statements of Nalco Holding Company as of December 31, 2009 and for each of the two years in the period ended December 31, 2009, which appears in Ecolab Inc.’s Current Report on Form 8-K filed on December 2, 2011 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP
Chicago, Illinois
December 2, 2011